EXHIBIT 21.1

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

                      SUBSIDIARIES AS OF DECEMBER 28, 2002

                                     JURISDICTION OF        PERCENT VOTING
NAME OF SUBSIDIARY                    INCORPORATION        SECURITIES OWNED
------------------                    -------------        ----------------

Appliance Recycling Centers of
  America-California, Inc.              California              100%

ARCA of St. Louis, Inc.                 Missouri                100%